EXHIBIT 10(xix)



                            DOMINION RESOURCES, INC.

                     EXECUTIVES' DEFERRED COMPENSATION PLAN



















                           Effective January 1, 1994
                   Amended and Restated as of January 1, 1997





                             For the Executives of:

                            Dominion Resources, Inc.
                      Virginia Electric and Power Company


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                               TABLE OF CONTENTS

Section                                                                     Page



1.       DEFINITIONS...........................................................1

2.       PURPOSE...............................................................3

3.       PARTICIPATION.........................................................3

4.       DEFERRAL ELECTION.....................................................3

5.       EFFECT OF NO ELECTION.................................................4

6.       INVESTMENT FUNDS......................................................4

7.       DRI STOCK FUND........................................................5

8.       DISTRIBUTIONS.........................................................6

9.       HARDSHIP DISTRIBUTIONS................................................7

10.      COMPANY'S OBLIGATION..................................................8

11.      CONTROL BY PARTICIPANT................................................8

12.      CLAIMS AGAINST PARTICIPANT'S DEFERRED BENEFITS........................8

13.      AMENDMENT OR TERMINATION..............................................8

14.      NOTICES...............................................................9

15.      WAIVER................................................................9

16.      CONSTRUCTION..........................................................9


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1.       DEFINITIONS.  The following definitions apply to this Plan and to the
         Deferral Election Forms.

         (a) Beneficiary or Beneficiaries means a person or persons or other entity that a Participant designates on a Beneficiary Designation Form to receive Deferred Benefit payments pursuant to Plan Section 8(c). If a Participant does not execute a valid Beneficiary Designation Form, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant's Beneficiary or Beneficiaries shall be the first of the following persons who survive the Participant: a Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's children in equal shares and the Participant's estate.

         (b) Beneficiary Designation Form means the form that a Participant uses to name his Beneficiary or Beneficiaries.

         (c) Company means Dominion Resources, Inc., Virginia Electric and Power Company, and any of their affiliates that, with approval of the DRI Board of Directors, adopt or have adopted this Plan; any successor business by merger, purchase, or otherwise that maintains the Plan.

         (d) Company Stock means the common stock, no par value, of Dominion Resources, Inc.

         (e) Compensation means a Participant's base salary, cash incentive pay and other cash compensation from the Company.

         (f) Deferral Election Form means the form that a Participant uses to elect to receive a Deferred Benefit pursuant to Plan
                  Section 4. A Participant's Distribution Election Form and Beneficiary Designation Form are part of the Participant's Deferral Election Form.

         (g) Deferral Year means a calendar year for which an Executive's Compensation is reduced pursuant to a valid Deferral Election Form.

         (h) Deferred Account means a bookkeeping record established for each Participant who is eligible to receive a Deferred Benefit. A Deferred Account shall be established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to satisfy a Deferred Benefit. A Deferred Account shall be credited with that amount of a Participant's Compensation deferred as a Deferred Benefit according to a Participant's Deferral Election Form. A Deferred Account also shall be credited periodically with deemed investment gain or loss under Plan
                  Section 6(b).

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         (i)      Deferred Benefit means the benefit available to an Deferred who has executed a valid Deferral Election Form.

         (j) Distribution Election Form means a form which a Participant uses to establish the duration of the deferral of Compensation and the frequency of payments of a Deferred Benefit. If a Participant does not execute a valid Distribution Election Form, the distribution of a Deferred Benefit shall be governed by Plan Section 8.

         (k)      DRI means Dominion Resources, Inc.

         (l) DRI Committee means the Organization and Compensation Committee or DRI's Board.

         (m) DRI Stock Fund means an Investment Fund in which the deemed investment is Company Stock.

         (n) Election Date means the date by which an Executive must submit a valid Deferral Election Form. For each Deferral Year, the Election Date shall be the preceding December 31. However, if an individual becomes an Executive during a Deferral Year, his Election Date shall be a date that is within thirty days after such individual becomes an Executive. Notwithstanding the preceding sentences, the Committee may set an earlier Election Date for any Deferral Year.

         (o) Executive means an individual who is employed by the Company and who is a "highly-compensated employee" or a member of a "select group of management" as those terms are used under Title I of the Employee Retirement Income Security Act of 1974, as amended and who the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power), designates as being eligible to participate in this Plan.

         (p) Investment Fund means one or more deemed investment alternatives made available for election by Participants for a Deferred Account. The DRI Stock Fund shall be one of the Investment Funds.

         (q) Participant, with respect to any Deferral Year, means an Executive who has executed a valid Deferral Election Form for that Deferral Year.

         (r) Plan means the Dominion Resources, Inc. Executives' Deferred Compensation Plan.


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         (s)      Stock Unit means a hypothetical share of Company Stock. Each
                  Stock Unit credited to a Deferred Account shall be deemed to have the same value, from time to time, as a share of Company Stock. Notwithstanding the foregoing, Stock Units shall not confer upon Participants any of the rights associated with common stock, including, without limitation, the right to vote or to receive distributions. Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

         (t) Terminate, Terminating, or Termination, with respect to a Participant, mean the cessation of his employment with the Company on account of death, disability, severance or any other reason.

         (u)      Virginia Power means Virginia Electric and Power Company.

         (v) Virginia Power Committee means the Organization and Compensation Committee of Virginia Power's Board of Directors.

2. PURPOSE. The Plan is intended to permit Executives to defer all or a portion of their Compensation.

3. PARTICIPATION. The DRI Committee shall select the DRI Executives who are eligible to participate in the Plan. The Virginia Power Committee shall select the Virginia Power Executives who are eligible to participate in the Plan. An Executive becomes a Participant for any deferral Year by filing a valid Deferral Election Form according to Plan Section 4 on or before the Election Date for that Deferral Year.

4. DEFERRAL ELECTION. A deferral election shall be valid when the Deferral Election Form is completed, signed by the electing Executive, and received by DRI's Corporate Secretary on or before the Election Date for that Deferral Year. The following provisions apply to deferral elections.

         (a) A Participant may elect a Deferred Benefit for any Deferral Year if he is an Executive at the beginning of that Deferral Year or becomes an Executive during that Deferral Year.

         (b) Before each Deferral Year's Election Date, each Executive shall be provided with a Deferral Election Form. Using the Deferral Election Form, an Executive may elect on or before the Election Date to defer the receipt of all or part of his Compensation for the Deferral Year. An Executive may not defer more than $1,000,000 of Compensation for any Deferral Year.

         (c) An Executive must complete an Investment Election Form for all amounts deferred from his Compensation. The Compensation deferred under a Deferral Election Form

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                  shall be allocated among available Investment Funds in 10%
                  multiples or such other multiples as are determined by the DRI Committee and Virginia Power Committee.

         (d) An Executive must complete a Distribution Election Form for the distribution of the Executive's Deferral Account.

         (e) If he does so before the last business day of the Deferral Year, DRI's Corporate Secretary may reject any Deferral Election Form or any Distribution Election Form or both that does not conform to the provisions of the Plan. DRI's Corporate Secretary may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. DRI's Corporate Secretary's rejection or modification must be made on a uniform basis with respect to similarly-situated Executives. If DRI's Corporate Secretary rejects a Deferral Election Form, the Executive shall be paid the amounts he would have been entitled to receive if the Executive had not submitted the rejected Deferral Election Form.

         (f) An Executive may not revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year has the same effect as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by an Executive expressing an intention to revoke his Deferral Election Form and delivered to DRI's corporate Secretary before the close of business on the relevant Election Date shall be a revocation.

5. EFFECT OF NO ELECTION. An Executive who has not submitted a valid Deferral Election Form to DRI's Corporate Secretary on or before the relevant Election Date may not defer any part of his Compensation for the Deferral Year. The Deferred Benefit of an Executive who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form (either as to the form or commencement of payment) before the relevant Election Date shall be distributed in a lump sum on the February 15 following his Termination.

6.       INVESTMENT FUNDS.

         (a) Each Participant shall have the right to direct the deemed investment of his Deferral Account among the Investment Funds. The number and type of Investment Funds that will be available for investment in any Plan Year shall be determined by the DRI Committee.

         (b) Deferred Benefits shall be credited to an Investment Fund as of the last day of the month in which the deferred Compensation would have been paid. A separate bookkeeping account shall be established for each Participant who has directed a deemed investment in an Investment Fund. Deemed transfers between Investment

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                  Funds in the Participant's account shall be charged and
                  credited as the case may be to each Investment Fund account. The Investment Fund account shall be charged or credited with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the deemed investment in the Investment Fund.

         (c) Pursuant to procedures established by the DRI Committee uniformly applied, Participants may direct transfer of deemed investments among Investment Funds at least once in each Deferral Year.

7.       DRI STOCK FUND.  The following provisions apply to the DRI Stock Fund.

         The DRI Stock Fund in a Participant's Deferred Account shall be credited with Stock Units equal to the number of whole and fractional shares of Company Stock that a Participant could have purchased with amounts deferred from his Compensation based on the closing price of Company Stock on the New York Stock Exchange on the last trading day of the month in which the deferred Compensation would have been paid. The value of the DRI Stock Fund on any date shall be the value of the Stock Units (whole and fractional shares) deemed credited to the account based on the immediately preceding closing price of Company Stock on the New York Stock Exchange.

         (a) The Stock Units credited to each Participant's DRI Stock Fund account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid with respect to Company Stock. The Company shall determine as of each record date the amount of cash dividends to be paid with respect to a share of Company Stock, and on the payment date of such dividend shall credit an equal amount of hypothetical cash dividends to each Stock Unit credited to a DRI Stock Fund account. The total hypothetical cash dividends credited to all Stock Units shall then be converted into Stock Units by dividing such hypothetical cash dividends by the average of the high and low trading prices of a share of Company Stock, as reported in The Wall Street Journal for the last trading day before the day the Company pays dividends with respect to Company Stock.

         (b) The Stock Units credited to a DRI Stock Fund account shall be credited to reflect any distribution with respect to Company Stock other than cash dividends or stock dividends. The Company shall determine as of each record date the amount of the distribution to be paid with respect to a share of Company Stock, and on the payment date of such distribution shall credit an equal amount of hypothetical distribution to each Stock Unit. The total hypothetical distribution credited to all Stock Units shall then be converted into a hypothetical cash amount based on the market value of such distribution as determined by the DRI Committee. The hypothetical cash amount shall then be converted into Stock Units by dividing such hypothetical cash amount by the closing trading price of a share of Company Stock,

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                  as reported in The Wall Street Journal for the last trading day before the day the Company makes the distribution with respect to Company Stock.

8.       DISTRIBUTIONS.

         (a) All Deferred Benefits, less withholding for applicable income and employment taxes, shall be paid in cash on the date specified in the Participant's Distribution Election Form (but subject to Plan Section 4(f)). Except in the event of Termination, a Participant may only receive a distribution on a date which is at least six months after the date on which his most recent Deferral Election Form is valid.

         (b) Except for distributions triggered by a Participant's disability, Deferred Benefits shall be paid in a lump sum unless the Participant's Distribution Election Form specifies annual installment payments over a period of up to ten years. Installment payments will be made in approximately equal amounts during each year of the installment period. For a Deferred Benefit payable in installments, the unpaid balance of a Deferred Account shall continue to be maintained in Investment Funds.

                  If a Participant Terminates as a result of his disability, begins to receive Deferred Benefits and thereafter recovers before the balance of his Deferred Account is exhausted, distributions shall cease and any remaining Deferred Benefits under the Plan shall be governed by this Plan Section 8 and his Distribution Election Form.

                  Unless otherwise specified in a Participant's Distribution Election Form, any lump sum payment shall be paid or installment payments shall begin on February 15 of the year after the Participant's Termination. For distributions that would automatically begin because of a Participant's Termination (other than by death), the Participant may elect on his Distribution Election Form to begin payments (i) on the February 15 following his Termination, without regard to his age; or (ii) on the February 15 following his Termination and his attainment of a specified age; (iii) even if the Participant does not Terminate, on the February 15 following a specified age. However, except in the event of payments on account of Termination, no Participant may elect to receive payments beginning sooner than six months after the date on which his most recent Deferral Election Form is valid.

         (c) Notwithstanding any other provision of this Plan or a Participant's Distribution Election Form, the DRI Committee (in the case of an individual employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) in its sole discretion may postpone the distribution of all or part of a Deferred Benefit to the extent that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) or any successor thereto. A Deferred Benefit distribution that

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                  is postponed pursuant to the preceding sentence shall be paid as soon as it is possible to do so within the deduction limitations of Section 162(m) of the Code.

         (d) A Participant or Beneficiary may not assign Deferred Benefits. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Benefits under the Plan. Such designations are revocable. Each Beneficiary shall receive his portion of the Participant's Deferred Account and Deferred Stock Account on February 15 of the year following the Participant's death. However, the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power), at its discretion, may approve a Beneficiary's request for accelerated payment under Plan
                  Section 9. The DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) may insist that multiple Beneficiaries agree upon a single distribution method.

9.       HARDSHIP DISTRIBUTIONS.

         (a) At its sole discretion and at the request of a Participant before or after his Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) may accelerate and pay all or part of any amount attributable to a Participant's Deferred Benefits. The DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual who is employed by Virginia Power) may accelerate distributions only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution request would create a severe hardship for the Participant or Beneficiary. An accelerated distribution under this Plan Section 9 shall be limited to the amount necessary to satisfy the financial emergency.

         (b) For purposes of an accelerated distribution of a Deferred Benefit, the Investment Funds in the Participant's Deferred Account value shall be determined by the value of the Investment Funds on the last day of the month prior to the month of distribution.

         (c) Distributions under this Section shall be made in cash, shall made proportionately from all of the Investment Funds in the Participant's Deferred Account first, and shall be limited to amounts attributable to Compensation deferred under a Deferral Election Form that was effective at least six months before the distribution.


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         (d)      A distribution under this section shall be in lieu of that portion of a Participant's Deferred Benefit that would have been paid otherwise. A Deferred Benefit shall be adjusted by reducing the Participant's Deferred Account balance by the amount of the distribution.

10. COMPANY'S OBLIGATION. The Plan shall be unfunded. The Company shall not be required to segregate any assets that at any time may represent a Deferred Benefit. Any liability of the Company to a Participant or Beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11. CONTROL BY PARTICIPANT. A Participant shall have no control over Deferred Benefits except according to his Deferral Election Forms, his Distribution Election Forms and his Beneficiary Designation Form.

12. CLAIMS AGAINST PARTICIPANT'S DEFERRED BENEFITS. A Deferred Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or his Beneficiary shall have no rights other than as a general creditor of the Company.

13. AMENDMENT OR TERMINATION. Except as otherwise provided, this Plan may be altered, amended, suspended, or terminated at any time as to DRI Participants by DRI's Board of Directors. DRI's Board of Directors may not alter, amend, suspend, or terminate this Plan as to any DRI Participant without the consent of that Participant if such action would result either in (i) a distribution of the Participant's Deferred Benefit in any manner not provided in the Plan or (ii) immediate taxation of a Deferred Benefit to a Participant. Notwithstanding the preceding sentence, if any amendment to the Plan after the Plan's effective date adversely affects a Deferred Benefit of a DRI Participant and the Internal Revenue Service declines to rule favorably on the amendment, DRI's Board of Directors, in its sole discretion, may accelerate the distribution of any amounts attributable to an affected Deferred Benefit. Except as otherwise provided, this Plan may be altered, amended, suspended, or terminated at any time as to Virginia Power Participants by Virginia Power's Board of Directors. Virginia Power's Board of Directors may not alter, amend, suspend, or terminate this Plan as to any Virginia Power Participant without the consent of that Participant if such action would result either in (i) a distribution of the Participant's Deferred Benefit in any manner not provided in the Plan or (ii) immediate taxation of a Deferred Benefit to a Participant. Notwithstanding the preceding sentence, if any amendment to the Plan after the Plan's effective date adversely affects a Deferred Benefit of a Virginia Power Participant and the Internal Revenue Service declines to rule favorably on the amendment,

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         Virginia Power's Board of Directors, in its sole discretion, may accelerate the distribution of any amounts attributable to an affected Deferred Benefit.

14. NOTICES. All notices or election required under the Plan must be in writing. A notice or election shall be deemed delivered if it is delivered personally or sent registered or certified mail to the person at his last known business address.

15. WAIVER. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16. CONSTRUCTION. This Plan shall be adopted and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or enforceable, the validity or enforceability of any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other.


         IN WITNESS WHEREOF, this instrument has been executed this ____ day of _____________, 1996.



                    DOMINION RESOURCES, INC.



                    By_______________________________________
                             Linwood R. Robertson
                             Senior Vice President and Chief Financial Officer



                    VIRGINIA ELECTRIC AND POWER COMPANY



                    By_______________________________________
                             T. J. O'Neil
                             Vice President, Human Resources


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